Exhibit 99.1

News Release

For Immediate Release

Investor Contact:	Media Contact:

Tyler Lindwall	Eric Smith
Phone: 612-704-0147	Phone: 720-772-0877
E-mail: investor.relations@vistaoutdoor.com	E-mail: media.relations@vistaoutdoor.com

Vista Outdoor Appoints CFO and General Counsel for Sporting Products Company

●	Andy Keegan, Vice President and interim CFO for Vista Outdoor, has been appointed CFO for the Sporting Products Company following the spinoff.
●	Jeff Ehrich, interim General Counsel and Corporate Secretary for Vista Outdoor, has been appointed General Counsel and Corporate Secretary for the Sporting Products Company following the spinoff.

ANOKA, Minn., July 28, 2023 — Vista Outdoor Inc. (NYSE: VSTO), the parent company of 41 renowned brands that design, manufacture and market sporting and outdoor lifestyle products to consumers around the globe, today announced its Board of Directors has made two appointments for the company’s Sporting Products Company following the spinoff of Vista’s Outdoor Products business.

Andy Keegan, Vice President and interim CFO for Vista Outdoor, was named CFO of Sporting Products, and Jeff Ehrich, interim General Counsel and Corporate Secretary for Vista Outdoor, was named General Counsel and Corporate Secretary of Sporting Products. Both Keegan and Ehrich will assume those positions with the new Sporting Products Company following a planned separation in the fourth quarter of calendar year 2023.

Keegan joined Vista Outdoor’s predecessor Alliant Techsystems Inc. in 2012 and has more than 15 years of experience in finance, accounting and treasury. Prior to his current role, he was the CFO of Vista Outdoor’s Ammunition Business unit from 2017 to 2020, Vice President of Corporate Accounting from 2015 to 2017 and held increasing roles of responsibility within the finance department at ATK prior to Vista Outdoor’s spinoff. He began his career with Deloitte. Keegan has undergraduate degrees in accounting and management from St. John’s University and serves on the Board of Directors of the Vista Outdoor Foundation.

“I have served Vista Outdoor and its ammunition business since their inception eight years ago, and I’m grateful for the opportunity to lead the Sporting Products Company’s financial team as we begin this new chapter,” Keegan said. “The standalone ammunition company that will soon arise from our planned separation will continue to be the industry’s gold standard and I’m proud to work as CFO on behalf of our employees, customers and shareholders.”

Ehrich has served in a variety of roles with the legal departments of Vista Outdoor and its predecessor, Alliant Techsystems Inc., which he joined in 2011. Prior to his current role, he was promoted to Deputy General Counsel and Assistant Corporate Secretary in 2018. Prior to that, he served as Associate General Counsel from 2015 to 2018, Senior Counsel from 2013 to 2015, and Counsel from 2011 to 2013. Ehrich began his career as a police officer, then served as a commercial litigator before joining ATK.

“I am honored to be appointed as General Counsel and Corporate Secretary of the new Sporting Products Company and look forward to working with the most talented and dedicated employees in the business,” Ehrich said.  “After spending more than a decade with Vista Outdoor and its predecessors, I’m proud to carry on my duties with a world class ammunition manufacturer.”

Keegan and Ehrich join Jason Vanderbrink on the Sporting Products Company’s executive team. Vanderbrink, President and CEO of the Sporting Products segment, was also appointed to the Vista Outdoor Board of Directors, effective Aug. 21, and will serve on the Sporting Products Company’s board post-spin.

“Adding Andy and Jeff to the Sporting Products Company leadership team is an important step in the separation process,” Vanderbrink said. “By filling those two key positions, we can hit the ground running the moment Sporting Products begins operating as an independent company. We already have the best team in the ammunition business, and securing these appointments in advance of spin means we won’t miss a beat during the transition.”

Update on Sporting Products Company

Following the spin, Sporting Products, whose name and branding will be announced in August, will continue to be the world’s leading manufacturer of ammunition. Its brands, which include Alliant Powder, Federal, Remington, CCI, Speer, Estate Cartridge and HEVI-Shot, are beloved by hunters, recreational shooters and law enforcement around the world. Sporting Products will continue to drive growth, operational efficiencies and cash flow by leveraging its unmatched operational expertise, scale, and customer relationships.

Sporting Products’ capital allocation strategy will prioritize using its strong cash flow for returning capital to shareholders. With its leading portfolio of ammunition brands and four domestic manufacturing facilities, Sporting Products will be well-positioned to continue meeting increased demand from its growing and increasingly diverse consumer base and greater hunting participation.

Separation Update

On May 5, 2022, Vista Outdoor announced that the company plans to separate its Outdoor Products and Sporting Products segments into two independent, publicly traded companies. The company expects to create these companies through a tax-free spinoff of its Outdoor Products segment to Vista Outdoor shareholders.

The company is on track to execute the separation in calendar 2023. The Form 10 has been confidentially submitted to the Securities and Exchange Commission (SEC).

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About Vista Outdoor Inc.
Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Our reporting segments, Outdoor Products and Sporting Products, provide consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. As Vista Outdoor announced in 2022, the company is separating its Outdoor Products and Sporting Products segments into two independent, publicly traded companies. For news and information, visit our website at www.vistaoutdoor.com.

Forward-Looking Statements
Some of the statements made and information contained in this Press Release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the separation of our Outdoor Products and Sporting Products segments, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business and that the transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers. You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2022 and in the filings we make with Securities and Exchange Commission (the “SEC”) from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.